Exhibit 10.33

ASPIRATION PARTNERS INC

PROMISSORY NOTE

$483,724.18	March 30, 2021

For value received, Apogee Pacific LLC (the “Borrower”), hereby promises to pay to the order of Aspiration Partners Inc (the “Lender”), the principal sum of $483,724.18 (“the Principal”) on or before March 30, 2024 (the “Maturity Date”). An interest rate of 6% per annum (“Interest”) shall apply to the Principal. The Interest will be Paid-In-Kind such that each month, the Principal amount due at the Maturity Date shall increase by an amount of $2,146.45. The period of time between March 30, 2021 and March 30, 2024 shall be known as the “Term” of this Note. In addition, the Borrower and the Lender (the “Parties”), hereby acknowledge and agree to the following:

I.	Purpose of Note

(a)	The Borrower requires assistance to facilitate the administration of its advisory duties to the Lender.

II.	Additional Terms

(a)	Payment and Maturity

(i)	Principal Payment at Maturity. The final payment under this note of the Principal shall occur within 5 days of the Maturity Date of March 30, 2024.

(ii)

Option to Extend at Maturity. If the IPO of the Lender does not occur during the Term of this Note, the Borrower may extend the Term by one year, to March 30, 2025 (the “Extended Term” and “Extended Maturity Date,” respectively). If the Borrower elects to trigger the Extended Term, the Principal owed at the Extended Maturity Date (and the Interest amount payable hereunder) shall be increased by $2,146.45 for each month of the Extended Term.

(iii)	Security and Collateral

(iv)	Guarantee from Borrower. Borrower agrees to be liable in the form of all of the Borrower’s assets for the full amount of Principal due at the Maturity Date or Extended Maturity Date.

(b)	Governing Law This agreement and the terms of this Note shall be governed by the laws of the State of California.

(c)	Miscellaneous

(i)

Amendments to this Note. The Parties acknowledge that time is of the essence in executing this agreement and funding the Principal of the Note. The Parties further acknowledge and agree that amendments to this Note, additional terms, and/or further legal advice may be warranted in order to make this a complete and effective instrument. The Parties hereby agree to work in good faith to effect any such supplemental terms and/or modifications that are deemed necessary or helpful to the intended mechanisms of this note. The Parties also agree to be bound by the terms of this note until and unless any subsequent modifications are agreed to and executed in writing by the Parties, and that in the meantime this document constitutes the entire agreement.

(ii)	Acknowledgement by the Company. On Page 4 below, entitled “Acknowledgment of Collateral,” Andrei Cherny, the CEO and legal agent of the Company, shall acknowledge this Note and the terms herein.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Note as of the date first written above.

BORROWER

Name

Apogee Pacific LLC

Address
10833 Wilshire Blvd, #205
Attn: Joseph Sanberg
Los Angeles, CA 90024

Signature

/s/ Joseph Sanberg

Date 4/1/2021

LENDER

Name

Aspiration Partners Inc By its CEO: Andrei Cherny

Address

Signature

/s/ Andrei Cherny

Date 4/13/2021

ACKNOWLEDGEMENT OF COLLATERAL

As per the terms of Section II(e)(v) above, the CEO of the Lender hereby validates the existence of this Note, as well as the terms and Collateral mutually agreed to by the

Parties.

Name

Andrei Cherny

Title

Founder and CEO Aspiration Partners, Inc. (the Company)

Signature

/s/ Andrei Cherny

Date 4/13/2021

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